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                                                     Exhibit 10.1


DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC






                     $150,000,000 AGGREGATE PRINCIPAL AMOUNT

                             POLYMEDICA CORPORATION

                      1.00% CONVERTIBLE SUBORDINATED NOTES

                             DUE SEPTEMBER 15, 2011

                               PURCHASE AGREEMENT

                            DATED SEPTEMBER 13, 2006


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                               PURCHASE AGREEMENT

                                                              September 13, 2006


DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
As Representatives of the several Initial Purchasers
c/o DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York  10005

Ladies and Gentlemen:

      PolyMedica Corporation, a Massachusetts corporation (the "Company"), proposes to issue and sell to the several purchasers named in Schedule A (the "Initial Purchasers") $150,000,000 in aggregate principal amount of its 1.00% Convertible Subordinated Notes due September 15, 2011 (the "Firm Notes"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $30,000,000 in aggregate principal amount of its 1.00% Convertible Subordinated Notes due September 15, 2011 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). Deutsche Bank Securities Inc. ("DBS") and Banc of America Securities LLC ("BAS") have agreed to act as representatives of the several Initial Purchasers (in such capacity, the "Representatives") in connection with the offering and sale of the Notes.

      The Notes will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, "Conversion Shares" means the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes. In connection with the offering of the Notes, the Company is entering into a convertible note hedge and warrant transaction with Deutsche Bank AG and Bank of America pursuant to confirmation letters dated September 13, 2006, to the form of the 2002 ISDA Master Agreement (the "Convertible Note Hedge and Warrant Transaction Documentation").

      The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Securities Act"), in reliance upon an exemption therefrom.

      Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the Closing Date, between the Company and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree to file or have on file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Notes and the Conversion Shares. This Agreement, the Indenture, the Notes, the Registration Rights Agreement and the Convertible Note Hedge and Warrant Transaction Documentation are referred to herein collectively as the "Operative Documents."

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      The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Disclosure Package (as defined below), including the Preliminary Offering Memorandum (as defined below), and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement.

      The Company has prepared an offering memorandum, dated the date hereof, setting forth information concerning the Company, the Notes, the Registration Rights Agreement and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, "Offering Memorandum" means, collectively, the Preliminary Offering Memorandum dated as of September 12, 2006 (the "Preliminary Offering Memorandum") and the Offering Memorandum dated the date hereof (the "Final Offering Memorandum"), each as then amended or supplemented by the Company. As used herein, each of the terms "Disclosure Package", "Offering Memorandum", "Preliminary Offering Memorandum" and "Final Offering Memorandum" shall include in each case the documents incorporated or deemed to be incorporated by reference therein.

      The Company hereby confirms its agreements with the Initial Purchasers as follows:

      SECTION 1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

      The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

      (a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, compliance by the Initial Purchasers with the offering and transfer procedures described in the Disclosure Package and the Final Offering Memorandum, the accuracy of the representations and warranties made in accordance with the Disclosure Package and the Final Offering Memorandum by the investors to whom the Initial Purchasers initially resell the Notes and receipt by the investors to whom the Initial Purchasers initially resell the Notes of copies of the Disclosure Package and the Final Offering Memorandum prior to the effectiveness of such resale, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers, the offer, resale and delivery of the Notes by the Initial Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture, the Disclosure Package and the Final Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      (b) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion Shares.

      (c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on an automated inter-dealer quotation system.


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


      (d) Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated in this Agreement).

      (e) Offering Memoranda. The Company hereby confirms that it has authorized the use of the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package or the Final Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of this Agreement, the Closing Date and on any Subsequent Closing Date, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Subsequent Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on the behalf of the Initial Purchasers consists of the information described as such in Section 8 hereof.

      (f) Disclosure Package. The term "Disclosure Package" shall mean (i) the Preliminary Offering Memorandum, as amended or supplemented at the Applicable Time, (ii) the Final Term Sheet (as defined herein) and (iii) any other writings that the parties expressly agree in writing to treat as part of the Disclosure Package ("Issuer Written Information"). The Disclosure Package as of 8:00 pm (Eastern time) on the date hereof (the "Applicable Time") did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

      (g) Statements in Offering Memorandum. The statements in the Disclosure Package and the Final Offering Memorandum under the headings "Material U.S. Federal Income Tax Considerations", "Risk Factors -- We are subject to a corporate integrity agreement" and "Risk Factors -- We are currently involved in litigation and could experience reduced net income if this litigation is not resolved in our favor"; the statements in the Disclosure Package and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 under the headings "Business -- Government Regulation and Reimbursement", "Business -- State Pharmacy Regulation", "Business -- Other Regulation", "Business -- Compliance and Regulatory Affairs Department", "Factors Affecting Future Operating Results -- We are subject to a corporate integrity agreement", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources --

Commitments -- Contingencies -- Class Action Lawsuit"; and the statements in the Disclosure Package and the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2006 under the headings "Other Information -- Risk Factors -- We are subject to a corporate integrity agreement" and "Other Information -- Risk Factors -- We are currently involved in litigation and could experience reduced net income if this litigation is not resolved in our favor", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

      (h) Offering Materials Furnished to Initial Purchasers. The Company has delivered to the Representatives copies of the materials contained in the Disclosure Package and the Final Offering Memorandum, each as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Initial Purchasers.

      (i) Authorization of the Purchase Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company.

      (j) Authorization of the Indenture. The execution, delivery and performance of the Indenture by the Company have been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the Closing Date, the Indenture will have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

      (k) Authorization of the Notes. The execution, delivery and performance of the Notes by the Company have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Notes will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

      (l) Authorization of the Conversion Shares. The Notes to be delivered on the Closing Date or on any Subsequent Closing Date are convertible into the Conversion Shares in accordance with the Indenture. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

      (m) Authorization of the Registration Rights Agreement. The execution, delivery and performance of the Registration Rights Agreement by the Company have been duly authorized.

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On the Closing Date, the Registration Rights Agreement will have been duly and validly executed and delivered by the Company.

      (n) Authorization of the Convertible Note Hedge and Warrant Transaction Documentation. The execution, delivery and performance of the Convertible Note Hedge and Warrant Transaction Documentation by the Company have been duly authorized. The Convertible Note Hedge and Warrant Transaction Documentation has been duly and validly executed and delivered by the Company.

      (o) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the date of the most recent financial statements included or incorporated by reference in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a "Material Adverse Change");
(ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement that would need to be publicly disclosed or filed as an exhibit pursuant to the Exchange Act; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

      (p) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to certain audited consolidated financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedule included in the Disclosure Package and the Final Offering Memorandum, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

      (q) Preparation of the Financial Statements. The financial statements included in the Disclosure Package and the Final Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Disclosure Package and the Final Offering Memorandum under the captions "Summary -- Summary Consolidated Financial Data", "Capitalization" and "Ratio of Earnings to Fixed Charges" and the financial data set forth in the Disclosure Package and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 under the heading "Selected Consolidated Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Disclosure Package and the Final Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Disclosure Package and the Final Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

      (r) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has corporate or limited liability, as the case may be, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a "Material Adverse Effect"). All of the issued and outstanding shares of capital stock or membership interests, as the case may be, of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for (i) any security interest, claim, lien or encumbrance created by or under, or relating to, that certain credit agreement, dated as of April 12, 2005, among the Company, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, as supplemented, amended and modified by the Credit Agreement Supplement and Amendment, dated as of May 24, 2005, Amendment and Limited Waiver No. 2, dated as of November 18, 2005, the Consent, dated as of February 8, 2006, the Credit Agreement Supplement and Amendment No. 3, dated as of March 30, 2006, and the Consent and Amendment No. 4, dated as of September 12, 2006 (collectively, the "Credit Agreement"), including any notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits, schedules to any of the preceding and (ii) any liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by generally accepted accounting principles. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (excluding those subsidiaries that may be omitted from such list pursuant to Form 10-K).

      (s) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Final Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Final Offering Memorandum or upon exercise of outstanding options or warrants described in the Disclosure Package and the Final Offering Memorandum, as the case may be). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive

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

rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Disclosure Package and the Final Offering Memorandum. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Final Offering Memorandum accurately and fairly presents and summarizes such plans, arrangements, options and rights.

      (t) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws or other organizational documents, (ii) is (or, with the giving of notice or lapse of time, would be) in default ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Agreement) or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) above only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

      The Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the charter, by-laws or other organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except with respect to clause (ii) above only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

      No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the federal and state securities laws, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect.

      (u) No Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes or upon the issuance of Common Stock upon the conversion thereof.

      (v) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

      (w) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

      (x) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Disclosure Package and the Final Offering Memorandum to be conducted, except where the failure to so own, possess, license or have other rights to use the Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Offering Memorandum, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company;
(c) there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company's business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

      (y) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now operated by them, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

      (z) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the Disclosure Package and the Final Offering Memorandum, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for (i) any security interest, mortgage, lien or encumbrance created by or under, or relating to, the Credit Agreement, including any notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits, schedules to any of the preceding, (ii) any liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by generally accepted accounting principles and (iii) such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

      (aa) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner (except in any case in which the failure to so file would not have a Material Adverse Effect) and have paid or made adequate reserves for all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, or as would not have a Material Adverse Effect. The Company has made appropriate provisions in the financial statements included in the Disclosure Package and the Final Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

      (bb) Company Not an "Investment Company". The Company is not, and, after receipt of payment for the Notes and application of the proceeds as described under "Use of Proceeds" in the Disclosure Package and the Final Offering Memorandum will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

      (cc) Compliance with Reporting Requirements. The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

      (dd) Insurance. Each of the Company and its subsidiaries are insured by recognized and, to the best of Company's knowledge, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for the businesses in which they are currently engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. All policies of insurance insuring the Company or any of its subsidiaries or their respective material existing businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor, to the best of Company's knowledge (with such knowledge qualification applying only to those subsidiaries that the Company has acquired since April 1, 2005), any such subsidiary has been refused any insurance coverage sought or applied for since April 1, 2005. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

      (ee) No Restriction on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Offering Memorandum.

      (ff) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. The Company acknowledges that the Initial Purchasers may engage in passive market making transactions in the Common Stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act.

      (gg) Related Party Transactions. There are no material business relationships or related party transactions involving the Company or any subsidiary or any other person that have not been described in the Disclosure Package or the Final Offering Memorandum.

      (hh) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), has, directly or through an agent (provided that the Company makes no representation with respect to the actions of the Initial Purchasers or any of their affiliates), engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act in connection with the offering of the Notes; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

      (ii) FSA Price Stabilizing Rules. To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority's Price Stabilizing Rules (the "Stabilizing Rules") before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).

      (jj) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

      "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

      (kk) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended and, to the best of the Company's knowledge, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company's knowledge, threatened.

      (ll) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (mm) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the current operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the

Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company's knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or, to the best of the Company's knowledge, threatened proceeding under any Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

      (nn) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

      (oo) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect on the Company; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or, to the best of the Company's knowledge, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company's most recently completed fiscal year; (ii) a material increase in the Company's "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company's most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect on the Company; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect on the Company. For purposes of this paragraph, the term "Plan" means a plan

(within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

      (pp) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

      (qq) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including
Section 402 related to loans and Sections 302 and 906 related to certifications.

      (rr) Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (ss) No Material Weakness in Internal Controls. Since the end of the Company's most recent audited fiscal year, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

      (tt) Disclosure Controls. The Company and its subsidiaries maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

      (uu) Subsidiaries. The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02(w) of Regulation S-X (the "Subsidiaries").

      Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

      SECTION 2. PURCHASE, SALE AND DELIVERY OF THE NOTES

      (a) The Firm Notes. The Company agrees to issue and sell to the several Initial Purchasers the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 97% of the aggregate principal amount thereof.

      (b) The Closing Date. Delivery of the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on September 19, 2006, or such other time and date not later than October 3, 2006 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "Closing Date").

      (c) The Optional Notes; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $30,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Notes by the Initial Purchasers. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term "Closing Date" shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called a "Subsequent Closing Date" and shall be determined by the Representatives. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amount as the Representatives may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

      (d) Payment for the Notes. Payment for the Notes shall be made on the Closing Date (and, if applicable, on any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

      It is understood that the Representatives have been authorized, for their own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. DBS or BAS, individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

      (e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers, the Optional Notes the Initial Purchasers have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

      SECTION 3. COVENANTS OF THE COMPANY

      The Company covenants and agrees with each Initial Purchaser as follows:

      (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date of the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Disclosure Package or the Final Offering Memorandum, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not print, use or distribute such proposed amendment or supplement to which the Representatives reasonably object.

      (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum in order that the Disclosure Package or the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum to comply with applicable law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

      (c) Copies of Disclosure Package and the Offering Memorandum. The Company agrees to furnish to the Representatives, without charge, until the earlier of
(i) six months after the completion of the sale of the Notes to the Initial Purchasers and (ii) the date of the effectiveness of the Registration Statement as many copies of the materials contained in the Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as the Representatives may request.

      (d) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (e) Rule 144A Information. For so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

      (f) Compliance with Securities Law. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

      (g) Legends. Each of the Notes will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

      (h) Written Information Concerning the Offering. Without the prior written consent of the Representatives, the Company will not give to any prospective purchaser of the Notes any written information concerning the offering of the Notes other than the Disclosure Package, the Final Offering Memorandum or any other offering materials prepared by or with the prior consent of the Representatives.

      (i) No General Solicitation. Except following the effectiveness of the Registration Statement, the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

      (j) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

      (k) Information to Publishers. Any information provided by the Company to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A of the Act.

      (l) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

      (m) Rule 144 Tolling. During the period of two years after the last Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

      (n) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of Proceeds" in the Disclosure Package and the Final Offering Memorandum.

      (o) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

      (p) Available Conversion Shares. The Company will reserve and keep available at all times, free of preemptive rights, the full number of Conversion Shares.

      (q) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

      (r) Company to Provide Interim Financial Statements and Other Information. Prior to the Closing Date, the Company will furnish the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Disclosure Package and the Final Offering Memorandum.

      (s) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock; provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Disclosure Package and the Final Offering Memorandum, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90-day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), provided, further, that the foregoing shall not apply to (i) the sale of the Notes under this Agreement or the issuance of the Conversion Shares, (ii) the entry into the transactions contemplated by the Convertible Note Hedge and Warrant Transaction Documentation and (iii) the filing of the Registration Statement.

      (t) Future Reports to Holders of Notes. Unless such information is publicly available on EDGAR, to furnish to its holders of Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Closing Date), to make available to its holders of Notes consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

      (u) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

      (v) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

      (w) Lock-Up Agreements. The Company will enforce all agreements between the Company and any of its security holders to be entered into pursuant to this agreement that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such "lock-up" agreements for the duration of the periods contemplated in such agreements.

      (x) Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of the Notes and the offering thereof, in the form approved by you and attached as Schedule B hereto (the "Final Term Sheet").

      SECTION 4. PAYMENT OF EXPENSES

      The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers,
(iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the materials contained in the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchasers in connection with the marketing and offering of the Notes, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Notes, except that the Company and the Initial Purchasers will each pay 50% of the cost of privately chartered airplanes used for such purposes, (viii) the fees and expenses associated with listing the Conversion Shares on The Nasdaq Global Market and (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL Market. Except as provided in this Section 4, Section 7, Section 10 and Section 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

      SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS

      The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations, warranties and covenants on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of the related Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

      (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, the form of which is attached as Exhibit A.

      (b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:

            (i) there shall not have occurred any Material Adverse Change, the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Final Offering Memorandum;

            (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Final Offering Memorandum; and

            (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

      (c) Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Weil, Gotshal & Manges LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

      (d) Opinion of Counsel for the Initial Purchasers. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Shares, the Disclosure Package, the Final Offering Memorandum and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

      (e) Officers' Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum, any amendments or supplements thereto and this Agreement, to the effect set forth in subsection (b)(iii) of this Section 5, and further to the effect that:

            (i) for the period from and after the date of this Agreement and prior to such Closing Date or such Subsequent Closing Date, as the case may be, there has not occurred any Material Adverse Change;

            (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing Date or such Subsequent Closing Date, as the case may be; and

            (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, as the case may be.

      (f) Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than five days prior to the Closing Date or Subsequent Closing Date, as the case may be.

      (g) Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.

      (h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each director and the officers listed below of the Company, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

      -     Patrick T. Ryan;

      -     Stephen C. Farrell;

      -     Keith W. Jones; and

      -     Devin J. Anderson.

      (i) PORTAL Designation. The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

      (j) The Company shall have caused the Conversion Shares to be duly listed, subject to issuance, for trading on The Nasdaq Global Select Market.

      (k) Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7,
Section 8, Section 9 and Section 13 shall at all times be effective and shall survive such termination.

      SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL
PURCHASERS

      Each of the Initial Purchasers represents and warrants that it is an "accredited investor", as defined in Rule 501(a) of Regulation D. Each Initial Purchaser agrees with the Company that:

      (a) it has not offered or sold, and will not offer or sell, any Notes within the United States or to, or for the account or benefit of, U.S. persons
(x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act);

      (b) neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

      (c) in connection with each sale pursuant to Section 6(a)(i), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A;

      (d) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Notes shall include a statement that the Notes have not been registered under the Act and are subject to restrictions under Rule 144A under the Act;

      (e) it acknowledges that additional restrictions on the offer and sale of the Notes and the Common Stock issuable upon conversion thereof are described in the Disclosure Package and the Final Offering Memorandum;

      (f) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Company;

      (g) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

      (h) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Company;

      (i) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), it has not made and will not make an offer to the public of any Notes which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Notes at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member
State:

            (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (ii) to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year, (b) a total balance sheet of more than E43,000,000 and (c) an annual turnover of more than E50,000,000, as shown in its last annual or consolidated accounts;

            (iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior written consent of the Representatives for any such offer; or

            (iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

            provided that no such offer of Notes shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase any Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES

      If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11, or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      SECTION 8. INDEMNIFICATION

      (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing) are the statements set forth in Schedule C. The indemnity agreement set forth in this
Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

      (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      SECTION 9. CONTRIBUTION

      If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

      Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount or commission received by such Initial Purchaser in connection with the Notes purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

      SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS

      If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of
Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

      As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

      SECTION 11. TERMINATION OF THIS AGREEMENT

      On or prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Global Select Market, or trading in securities generally on either the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package and the Final Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this
Section 11 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Sections 4 and 7 hereof or (b) any Initial Purchaser to the Company.

      SECTION 12. NO ADVISORY OR FIDUCIARY RESPONSIBILITY

      The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

      This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.

      SECTION 13. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY

      The respective indemnities, contribution, agreements, representations, warranties and other covenants of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, (ii) acceptance of the Notes and payment for them hereunder or (iii) any termination of this Agreement.

      SECTION 14. NOTICES

      All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

      If to the Representatives:

            Deutsche Bank Securities Inc.
            60 Wall Street, 4th Floor
            New York, New York 10005
            Facsimile:  212-797-9344
            Attention:  Syndicate Manager

      with a copy to:

            Deutsche Bank Securities Inc.
            60 Wall Street
            New York, New York 10005
            Facsimile:  212-797-4564
            Attention:  General Counsel

            Banc of America Securities LLC
            9 West 57th Street
            New York, New York  10019
            Facsimile:  212-933-2217
            Attention:  Syndicate Department

      If to the Company:
            PolyMedica Corporation
            701 Edgewater Drive, Suite 360

            Wakefield, Massachusetts 01880
            Facsimile:  781-933-7992
            Attention:  General Counsel

   Any party hereto may change the address for receipt of communications by giving written notice to the others.

      SECTION 15. SUCCESSORS

      This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

      SECTION 16. PARTIAL UNENFORCEABILITY

      The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      SECTION 17. GOVERNING LAW PROVISIONS; CONSENT TO JURISDICTION

      (a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

      SECTION 18. GENERAL PROVISIONS

      This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                             Very truly yours,
                                             POLYMEDICA CORPORATION

                                             By:__________________________
                                             Name:
                                             Title:


           The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
Acting as Representatives of the
several Initial Purchasers named in
the attached Schedule A.

By DEUTSCHE BANK SECURITIES INC.


By____________________________________________________________
                 Authorized Representative

By____________________________________________________________
                 Authorized Representative

By BANC OF AMERICA SECURITIES LLC


By____________________________________________________________
                 Authorized Representative

                                   SCHEDULE A

                                                                           AGGREGATE PRINCIPAL AMOUNT OF
INITIAL PURCHASERS                                                           FIRM NOTES TO BE PURCHASED
------------------                                                           --------------------------
Deutsche Bank Securities Inc. ......................................                              $75,000,000
Banc of America Securities LLC .....................................                              $45,000,000
Wachovia Capital Markets, LLC ......................................                              $15,000,000
SunTrust Capital Markets, Inc. .....................................                               $7,500,000
KeyBanc Capital Markets, a division of
McDonald Investments Inc. ..........................................                               $7,500,000

           Total....................................................                             $150,000,000

                                   SCHEDULE B

ISSUER: PolyMedica Corporation.

TITLE OF SECURITIES: 1.00% Convertible Subordinated Notes due September 15,
2011.

ISSUE PRICE: $1,000.

AGGREGATE PRINCIPAL AMOUNT OFFERED: $150,000,000 (or $180,000,000 after giving effect to full exercise of the over-allotment option by the initial purchasers).

NET PROCEEDS: $145,500,000 (or $174,600,000 after giving effect to full exercise of the over-allotment option by the initial purchasers).

OVER-ALLOTMENT OPTION: $30,000,000. This option has been exercised in full.

MATURITY: September 15, 2011.

ANNUAL INTEREST RATE: 1.00%.

INTEREST PAYMENT DATES: March 15 and September 15 of each year, commencing March 15, 2007.

CALL DATES: None.

PUT DATES: The issuer may be required to repurchase the securities upon the occurrence of a fundamental change at the option of the holder of the securities.

CONVERSION PRICE: $47.9028 per share of the issuer's common stock.

CONVERSION RATE: The rate equal to $1,000 divided by the then applicable conversion price at the time of determination (initially approximately 20.8756 shares of the issuer's common stock).

USE OF PROCEEDS: The issuer intends to use the net proceeds from the offering to
(i) pay the net cost to the issuer of the convertible note hedge and warrant transactions described in the preliminary offering memorandum dated September 12, 2006; (ii) purchase approximately 705,000 shares of the issuer's common stock under the issuer's existing share repurchase program; and (iii) repay a portion of the outstanding borrowings under the issuer's revolving credit facility.

SETTLEMENT: September 19, 2006.

PLAN OF DISTRIBUTION:

                                 INITIAL PURCHASERS                                             PRINCIPAL AMOUNT OF NOTES
                                 ------------------                                             -------------------------
Deutsche Bank Securities Inc.                                                                                   $75,000,000
Banc of America Securities LLC                                                                                  $45,000,000
Wachovia Capital Markets, LLC                                                                                   $15,000,000
SunTrust Capital Markets, Inc.                                                                                   $7,500,000
KeyBanc Capital Markets, a division of McDonal Investments Inc.                                                  $7,500,000
                                                                                                 --------------------------
Total                                                                                                          $150,000,000

ADJUSTMENT TO CONVERSION RATE UPON A CHANGE OF CONTROL: If a qualifying change in control occurs at any time prior to maturity, additional shares will be deliverable in respect of securities converted in connection with such qualifying change of control.

ANTIDILUTION ADJUSTMENTS: The conversion price will be subject to adjustment as described under "Description of the Notes -- Conversion Price Adjustments" in the preliminary offering memorandum dated September 12, 2006. The issuer will not take any action that would result in an adjustment pursuant to such provisions without complying with the NASDAQ's shareholder approval rules.

MAKE-WHOLE TABLE:

EFFECTIVE
   DATE

                                                                    STOCK PRICE

          $42.02  $44.00  $46.00  $47.90  $50.00  $55.00  $60.00  $65.00  $70.00  $75.00  $80.00  $90.00  $100.00  $110.00  $120.00
          --------------------------------------------------------------------------------------------------------------------------
19-Sep-06   2.92    2.63    2.32    2.07    1.82    1.35    1.01    0.76    0.57    0.43    0.32    0.18     0.09     0.04     0.00
15-Sep-07   2.92    2.81    2.47    2.18    1.90    1.39    1.02    0.75    0.55    0.40    0.29    0.15     0.07     0.03     0.00
15-Sep-08   2.92    2.92    2.54    2.22    1.92    1.35    0.96    0.68    0.48    0.34    0.23    0.10     0.04     0.01     0.00
15-Sep-09   2.92    2.92    2.52    2.16    1.83    1.23    0.82    0.55    0.36    0.23    0.14    0.05     0.01     0.00     0.00
15-Sep-10   2.92    2.77    2.27    1.87    1.51    0.89    0.51    0.28    0.15    0.07    0.03    0.00     0.00     0.00     0.00
15-Sep-11   2.91    1.84    0.87    0.20    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00     0.00     0.00     0.00

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption from registration.

The information in this term sheet supplements the Company's preliminary Offering Memorandum, dated September 12, 2006 (the "Preliminary Offering Memorandum") and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                   SCHEDULE C

The names of the Initial Purchasers which appear on the front cover of the Offering Memorandum

The names of the Initial Purchasers which appear under the caption "Plan of Distribution" in the Offering Memorandum

The first sentence of the second paragraph under the caption "Plan of Distribution" in the Offering Memorandum concerning the offering price.

The sixth paragraph covering over-allotment, stabilizing transactions and covering transactions under the caption "Plan of Distribution" in the Offering Memorandum

The fourth sentence of the penultimate paragraph under the caption "Plan of Distribution" in the Offering Memorandum concerning market-making activities by the Initial Purchasers

                                                                       EXHIBIT A

                      [FORM OF ACCOUNTANTS' COMFORT LETTER]

      Accountants' comfort letter to be delivered pursuant to Section 5(a) of the Purchase Agreement.

We have audited:

      1. the consolidated financial statements of PolyMedica Corporation (the "Company") and subsidiaries as of March 31, 2006 and 2005 and for each of the three years in the period ended March 31, 2006 included in the Company's annual report on Form 10-K for the year ended March 31, 2006 (the "Form 10-K"),
      2. the related consolidated financial statement schedule included in the Form 10-K,
      3. management's assessment of the effectiveness of the Company's internal control over financial reporting as of March 31, 2006 which is included in the Form 10-K, and
      4. the effectiveness of the Company's internal control over financial reporting as of March 31, 2006.

The consolidated financial statements, financial statement schedule and management's assessment referred to above are all incorporated by reference in the offering memorandum dated September 13, 2006 (herein referred to as the "Offering Memorandum") for 1.00% Convertible Subordinated Notes due September 15, 2011 (the "Convertible Debt"). Our report as of March 31, 2006, which contains an explanatory paragraph on management's assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the National Diabetic Pharmacy and Intellicare businesses that the Company acquired during the fiscal year ended March 31, 2006, is also incorporated by reference in the Offering Memorandum.

This letter is being furnished in reliance upon your representation to us that:

a. You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the "Act").

b. In connection with the offering of Convertible Debt, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Memorandum:

1. We are an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

2. Company officials have advised us that the consolidated financial statements incorporated by reference in the Offering Memorandum are prepared in accordance with Regulation S-X of the SEC. In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable sections of Regulation S-X.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to March 31, 2006; although we have conducted an audit for the year ended March 31, 2006, the purpose (and therefore the scope) of the audit was to enable us to express an opinion on the consolidated financial statements as of March 31, 2006 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of June 30, 2006 and the unaudited condensed consolidated statements of income and cash flows for the three-month periods ended June 30, 2006 and 2005, incorporated by reference in the Offering Memorandum, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to March 31, 2006. Also, we have not audited the Company's internal control over financial reporting as of any date subsequent to March 31, 2006. Therefore, we do not express any opinion on the Company's internal control over financial reporting as of any date subsequent to March 31, 2006.

4. For purposes of this letter we have read the fiscal year 2007 minutes of the meetings of the stockholders, the Board of Directors, and the Audit Committee, Compensation Committee, Compliance Committee, and the Nominating and Corporate Governance Committee of the Company and its subsidiaries as set forth in minute books at September 8, 2006, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the August 21, 2006 Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to September 8, 2006 (our work did not extend to the period from September 9, 2006 to September 13, 2006, inclusive), as follows:

      a. With respect to the three-month periods ended June 30, 2006 and 2005, we have:

            (i) performed the procedures (completed on August 4, 2006) specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of June 30, 2006 and the unaudited condensed consolidated statements of income and cash flows for the three-month periods ended June 30, 2006 and 2005 incorporated by reference in the Offering Memorandum.

            (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) above comply as to form in all material respects with the applicable sections of Regulation S-X.

      The foregoing procedures do not constitute an audit conducted in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. It should also be noted effective April 1, 2006, the Company adopted FASB 123(R) "Share-Based Payment". Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

      a. Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a(i) for them to be in conformity with generally accepted accounting principles; or

      b. The unaudited condensed consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable sections of Regulation S-X.

6. Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to June 30, 2006, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after June 30, 2006, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) at July 31, 2006 there was any change in capital stock or increase in long term debt of the Company as compared with amounts shown on the June 30, 2006 unaudited condensed consolidated balance sheet incorporated by reference in the Offering Memorandum, or (ii) for the period from July 1, 2006 to July 31, 2006, there were any decreases, as compared to the corresponding period in the preceding year, in total consolidated net sales. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances that the Offering Memorandum discloses have occurred or may occur and except that long term debt increased from $180 million at June 30, 2006 to $185 million at July 31, 2006 and capital stock increased from 23,124,799 shares at June 30, 2006 to 23,127,337 shares at July 31, 2006.

7. Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to June 30, 2006, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after June 30, 2006, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) at September 8, 2006 there was any change in capital stock or increase in long term debt of the Company as compared with amounts shown on the June 30, 2006 unaudited condensed consolidated balance sheet incorporated by reference in the Offering Memorandum. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances that the Offering Memorandum discloses have occurred or may occur and except that long term debt increased from $180 million at June 30, 2006 to $190 million at September 8, 2006 and capital stock increased from 23,124,799 shares at June 30, 2006 to 23,175,179 shares at September 8, 2006.

8. For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Memorandum and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this document as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K. We also make no comment regarding the Company's completeness, appropriateness or reasons given for changes between periods of any of the items read by us.

        A Compared to or recomputed from a corresponding amounts included in the Company's accounting A records and found such amounts to be in agreement after rounding as appropriate.

        B Compared to or recomputed from a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement after rounding as appropriate and (b) determined that the schedule was mathematically correct.

        C Compared to or recomputed from a corresponding amount in the Company's audited financial statements and financial statement schedule incorporated by reference in the Offering Memorandum and found such amounts to be in agreement after rounding as appropriate.

        D Compared to or recomputed from a corresponding amount in the Company's unaudited financial statements incorporated by reference in the Offering Memorandum and found such amounts to be in agreement after rounding as appropriate.

        E Compared to or recomputed from a schedule prepared by the Company from the Company's audited financial statements, not incorporated by reference in the offering memorandum for the period indicated, adjusted by the Company to reflect the impact of discontinued operations and found such amounts to be in agreement after rounding as appropriate.

        F Compared to or recomputed from a corresponding amount included in the Company's accounting records and found such amounts to be in agreement after rounding as appropriate. It should be noted that we make no comment about the method employed or plans used by the Company to repurchased its shares

        G Compared to or recomputed from a corresponding amount in the Company's audited financial statements incorporated by reference in the Offering Memorandum and found such amounts to be in agreement after rounding as appropriate. It should be noted that the effective tax rate excluding the settlement charge of $29.99 million is not a measure of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company's definition, calculation or presentation of the effective tax rate excluding the settlement charge of $29.99 million or its usefulness for any purposes.

        H           Not used

        I Recomputed from a schedule prepared by the Company for the proposed use of proceeds of the convertible debt to be offered by means of this Offering Memorandum as described under "Capitalization." However, we make no comment as to whether the sale of the debentures will be consummated and the use of proceeds as described therein will actually occur.

9. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

10. The procedures enumerated in paragraph 8 do not constitute an audit conducted in accordance with standards of the PCAOB. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

11. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

12. This letter is solely for the information of the addressees and to assist Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Representatives of the several Initial Purchases in conducting and documenting its investigation of the affairs of the Company in connection with the offering of securities covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the Purchase Agreement or in any list of closing documents pertaining to the offering of securities covered by the Offering Memorandum.

                                                                       EXHIBIT B

                  [FORM OF OPINION OF COUNSEL FOR THE COMPANY]

      Opinion of counsel for the Company to be delivered pursuant to Section 5(c) of the Purchase Agreement in a form substantially consistent with the following.

      References to the Disclosure Package, the Preliminary Offering Memorandum and the Final Offering Memorandum in this Exhibit B include any amendments or supplements thereto, respectively, at the Closing Date.

      (i) The Company is a corporation validly existing and in good standing under the laws of the State of Massachusetts and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Based solely on a review of a certificate of good standing, the Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified in
            Schedule I hereto.

      (ii) The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company.

      (iii) The execution, delivery and performance of the Indenture by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      (iv) The execution, delivery and performance of the Notes by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Notes have been duly and validly executed and delivered by the Company and, when authenticated in accordance with the provisions of the Indenture and paid for by the Initial Purchasers pursuant to the Agreement, constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      (v) The execution, delivery and performance of the Registration Rights Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Registration Rights Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto,

      (vi) The execution, delivery and performance of the Convertible Note Hedge and Warrant Transaction Documentation have been duly authorized by all necessary corporate action on the part of the Company. The Convertible Note Hedge and Warrant Transaction Documentation has been duly and validly executed and delivered by the Company.

      (vii) The Notes to be delivered on the Closing Date or on any Subsequent Closing Date are convertible into the Conversion Shares in accordance with the Indenture. The Conversion Shares have been duly authorized and reserved for issuance upon such conversion and, when issued pursuant to the Indenture and the Notes, will be validly issued, fully paid and non-assessable and free of preemptive rights pursuant to law or the Company's Restated Articles of Incorporation.

      (viii) Assuming (i) the representations of the Initial Purchasers and the Company contained in the Agreement are true, correct and complete,
             (ii) compliance by the Initial Purchasers and the Company with their respective covenants set forth in the Agreement (iii) the accuracy of the representations and warranties made in accordance with the Agreement and the Final Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Notes and (iv) that purchasers to whom the Initial Purchasers initially resell the Notes receive a copy of the Final Offering Memorandum prior to such sale or a preliminary offering memorandum containing a section captioned "Notice to Investors" that is substantially similar to the section captioned "Notice to Investors" in the Final Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to the Agreement or the offer and resales of the Notes by the Initial Purchasers, in the manner contemplated by the Agreement and described in the Final Offering Memorandum, to register the offer and sale of the Notes under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

      (ix) To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company that relates to any of the transactions contemplated by the Agreement or which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Company and its subsidiaries taken as a whole.

      (x) No consent, approval, waiver, license or authorization or other action by or filing with any federal, New York or Massachusetts corporate governmental authority is required in connection with the execution and delivery by the Company of the Operative Documents, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws, securities laws of any foreign jurisdiction, or from the National Association of Securities Dealers, Inc., as to which we express no opinion in this paragraph, and those already obtained or made.

      (xi) The execution and delivery by the Company of the Operative Documents and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Restated Articles of Incorporation or Restated By-laws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule III hereto, (iii) New York, Massachusetts corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which we are aware.

      (xii) The Company is not, and after giving effect to the transactions contemplated in the Final Offering Memorandum (including the use of proceeds from the sale of the Notes) will not be required to register as, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

      (xiii) The statements made in the Offering Circular under the captions "Description of the Notes" and "Plan of Distribution" in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

      (xiv) The statements made in the Offering Circular under the caption "Material U.S. Federal Income Tax Considerations," insofar as they purport to constitute summaries of U.S. federal income tax law and regulations or legal conclusions with respect thereto, fairly summarize the matters referred to therein in all material respects.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (i) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (ii) either the Final Offering Memorandum or any amendments thereto, as of its date or at the Closing Date or any Subsequent Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data derived therefrom, included in the Disclosure Package, the Final Offering Memorandum or any amendments or supplements thereto).

      In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT C

                           [FORM OF LOCK-UP AGREEMENT]

September 13, 2006




Deutsche Bank Securities Inc.
Banc of America Securities LLC
           As Representatives of the Several Initial Purchasers
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY ,10005


Re:   PolyMedica Corporation (the "Company")


Ladies and Gentlemen:

      The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an offering of 1.00% Convertible Subordinated Notes due September 15, 2011, which will be convertible into common stock, $0.01 par value (the "Common Stock"), of the Company (the "Offering"), for which you will act as the representatives of the initial purchasers (in such capacity, the "Representatives"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other initial purchasers are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into purchase arrangements with the Company with respect to the Offering.

      In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Final Offering Memorandum (the "Lock-Up Period"). The foregoing shall not apply to transfers or sales of Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of this agreement. The undersigned hereby acknowledges that the Company has agreed in the Purchase Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Purchase Agreement) and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

      This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                                    Very truly yours,

                                                    _______________________
                                                    Name:
                                                    Title:

                                                                         ANNEX A

                        LIST OF SIGNIFICANT SUBSIDIARIES

Liberty Medical Supply, Inc.
National Diabetic Pharmacies, LLC


                                        1